UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 27, 2015 Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing that the Company had raised approximately $6.2 million (or $5.9 million net of expenses) from the exercise of certain of its outstanding warrants (the “Warrants”) issued to investors in a private placement. On July 27, 2015, pursuant to the terms of the Warrants, the Company exercised its right to redeem the Warrants allowing Warrant holders (the “Holders”) to exercise their Warrants at an exercise price of $1.00 per share until 5:00 p.m. Eastern Time on August 26, 2015 (the “Expiration Date”). A total of 11,367,810 Warrants, representing 100% of the Warrants, were exercised by the Holders prior to the Expiration Date. To date, the Company has received gross proceeds of approximately $11.3 million from the exercise of warrants.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated August 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: August 27, 2015	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated August 27, 2015.